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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement (File No. 333-36828) on Form S-1 of our report dated April 12, 2000, except for Note 16 for which the date is April 13, 2000, relating to the financial statements of ZD Events, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Combined Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 23, 2000